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                                                                    EXHIBIT 10.5


                             RESTRICTED STOCK RIGHTS
                                 AWARD AGREEMENT
            ISSUED UNDER THE SAFECO LONG-TERM INCENTIVE PLAN OF 1997


SAFECO Corporation ("SAFECO") hereby grants to Michael S. McGavick ("Employee") the following restricted stock rights pursuant to, and in accordance with the provisions of, the SAFECO Long-Term Incentive Plan of 1997 (the "Plan").

1. SHARES SUBJECT TO RIGHTS. SAFECO shall issue to Employee the respective number of shares of SAFECO common stock (the "Shares") listed in the following schedule of dates (the "Target Dates") or, at Employee's request, make a payment in U.S. dollars of an amount equal to the fair market value of the Shares attributable to the respective Target Date (or any portion thereof) if, and only if, Employee remains continuously employed by SAFECO up to and including the respective Target Date.

                                            SHARES TO BE ISSUED
               TARGET DATE                     ON TARGET DATE
               January 26, 2002                    11,856
               January 26, 2003                    11,856
               January 26, 2004                    11,856
               January 26, 2005                    11,856

                               Total               47,424

2. TAX WITHHOLDING. As a condition to receiving the Shares attributable to a Target Date or payment for such Shares, as the case may be, employee must tender to SAFECO on the respective Target Date an amount sufficient to satisfy all applicable federal, state and local tax withholding requirements ("Tax Requirements"). Unless Employee pays SAFECO an amount equal to the Tax Requirements on the Target Date, SAFECO shall pay the Tax Requirements and either withhold the amount paid from Employee's next pay check or reduce the number of Shares issued to Employee by the number of Shares which, on the Target Date, has a fair market value equal to the Tax Requirements.

3. TERMINATION OF EMPLOYMENT. If Employee voluntarily or involuntarily ceases to be an employee of SAFECO or a SAFECO subsidiary for any reason other than (i) a termination without Cause as defined in Employee's Employment Contract dated as of January 26, 2001 (the "Employment Contract"), (ii) a Change in Control, or
(iii) Employee's death or disability, Employee shall have no rights to receive any Shares attributable to Target Dates occurring after the date of termination of employment. A leave of absence shall constitute a termination of employment unless the Committee that administers the Plan determines otherwise.

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4. DEATH OR DISABILITY; CHANGE IN CONTROL; TERMINATION WITHOUT CAUSE. If (i)
Employee's employment by SAFECO or a SAFECO subsidiary terminates by reason of Employee's death or disability, (ii) SAFECO terminates Employee's employment without Cause (as defined in the Employment Contract) or (iii) there is a Change in Control of SAFECO, then as soon as practical following the effective date of Employee's termination of employment, SAFECO shall issue to Employee or the personal representative of Employee's estate, as the case may be, all of the unissued Shares covered by this Award or, in lieu thereof, at the request of Employee or the personal representative, make a cash payment equal to the fair market value of such Shares as of the effective date of the termination. Such Shares shall be issued or payment made without regard to any employment or other service requirement stated in this Award Agreement.

5. ADDITIONAL COMPENSATION PAYMENTS. So long as Employee remains in the continuous employ of SAFECO or a SAFECO subsidiary, then, with respect to the Shares that are to be issued on each Target Date hereunder, SAFECO shall pay to Employee during the period commencing with the date hereof and ending on such Target Date, as additional compensation, an amount of cash equal to the dividends that would have been payable to Employee during such period if Employee had owned such Shares. Such amounts shall be paid as near in time as reasonably practical to the applicable dividend payment dates. Upon termination of employment, Employee's right to receive dividend equivalents under this paragraph shall immediately cease; provided; however, that if the termination of employment was due to Employee's death or disability or was without Cause (as defined in the Employment Contract) and occurred after an ex-dividend date but prior to payment of the dividend, Employee or the personal representative of Employee's estate shall be entitled to payment under this paragraph of an amount equivalent to such dividend.

6. RIGHTS NOT TRANSFERABLE. The rights granted to Employee hereunder shall not be subject to execution, attachment or similar process. Except to the extent the Plan or the Compensation Committee may permit, the rights evidenced by this Award Agreement may not be assigned, pledged or transferred in any manner, by operation of law or otherwise, except by will or by the laws of descent and distribution. During Employee's lifetime, only Employee or Employee's guardian may exercise any right granted hereunder.

7.    FORFEITURE.

      (a) If, at any time within (i) one year after the issuance of Shares or the cash settlement of rights granted by this Award or (ii) one year after termination of employment, whichever is the later (the "Restricted Period"), Employee engages in any activity harmful to SAFECO's interests or which is in competition with any of SAFECO's operations, then Employee's rights under this Award Agreement shall terminate effective as of the date that Employee commences such activity (unless terminated sooner by operation of another term or condition of this Award), and the value on the issuance date of the Shares issued during the Restricted Period (or the cash equivalent paid in lieu thereof) shall be immediately payable to SAFECO.

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      (b) Such harmful or competitive activities include, without limitation,
      (i) engaging in conduct related to Employee's job responsibilities for which either criminal or civil penalties may be sought; (ii) accepting employment with or serving as a consultant, advisor or in any other capacity to any party which is in competition with any member or members of the SAFECO group of companies in any of their lines of business; (iii) disclosing or misusing any confidential information concerning any of the SAFECO companies; and (iv) participating in a hostile attempt to acquire control of SAFECO.

      (c) SAFECO shall have the right to reduce payment of any amounts owed to Employee (for wages, fringe benefits, unused vacation or any other reason except as may be prohibited by law) to the extent any amounts are owed to SAFECO by Employee under the foregoing forfeiture provisions.

8. RIGHTS AS STOCKHOLDER. Neither Employee, nor Employee's personal representative, heir, legatee or distributee, shall be deemed to be a holder of, or to have any rights with respect to, any Shares subject to the rights granted hereunder until such Shares are issued.

9. NO SEPARATE FUND. SAFECO has not set aside or segregated any assets or established any separate account or fund to insure payment of its obligations hereunder.

10. PROVISIONS OF THE SAFECO LONG-TERM INCENTIVE PLAN OF 1997. This Award is subject to all of the terms and conditions of the SAFECO Long-Term Incentive Plan of 1997, as it may be amended from time to time and, to the extent provided in the Plan, to all constructions, interpretations, rules and guidelines which the Compensation Committee may adopt from time to time in connection with the Plan. Capitalized terms not otherwise defined in this Award Agreement shall have the meanings assigned to them in the Plan.

11. PLAN DOCUMENT. By signing in the space provided below to acknowledge acceptance of this Award, Employee further acknowledges that Employee has received a plan summary which includes the text of the Plan and has been afforded an opportunity to ask any questions that he may have regarding the Plan or the rights granted hereunder.

Dated January 26, 2001.

                                        SAFECO CORPORATION

                                        By:
                                            ------------------------------------
                                            Robert S. Cline
                                            Chair, Compensation Committee

Accepted:


----------------------------------------
Michael S. McGavick

Date:
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